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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

                      October 16, 2008

Dear Shareholder:

        The 2008 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the "Company") will be held on November 12, 2008 at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania. As more fully described in the Proxy Statement previously delivered to you, the following proposals will be submitted to a vote of shareholders at the Annual Meeting:

          1.     To elect two Class III directors for a 3-year term and until their respective successors are duly elected and qualified.

          2.     To approve the Company to utilize a "private placement" instead of a "public offering" if the Company elects to issue shares of common stock to redeem its Series B Redeemable Preferred Stock.

          3.     To approve the Company's 2008 Long Term Incentive Compensation Plan.

          4.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008.

        Your vote is important. Please carefully review the Proxy Statement and please vote your shares in accordance with instructions on the proxy card with a vote FOR all of the items. The Company's Proxy Statement is also available via the Internet at http://ww3.ics.adp.com/streetlink/penn.

        As you know, we are holding our 2008 Annual Meeting of Shareholders at a later time than usual this year. Please note that next year we intend to return to our practice of holding the annual meeting of shareholders towards the end of the Company's second quarter, and we have accordingly scheduled the 2009 Annual Meeting of Shareholders to be held on June 3, 2009. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2009 may do so by following the procedures prescribed by the Company's Bylaws and in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than November 24, 2008. Proposals should be sent to the Company's principal executive office, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary. Please note that this information is also contained in Page 55 of the Proxy Statement except that the deadline for receiving shareholder proposals inadvertently refers to November 24, 2009. As noted above, the correct deadline is November 24, 2008.

        Thank you for your continued support.

                      Sincerely,

                      Robert S. Ippolito
                       Secretary

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Penn National Gaming, Inc. 825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610